LOAN AGREEMENT

THIS AGREEMENT dated as of September 30, 2004

BETWEEN:

IMAGE INNOVATIONS HOLDINGS INC., a Nevada corporation having an office at 1109 - 100 Park Royal South, West Vancouver, British Columbia, V7T 1A2

(the "Borrower")

AND:

H.E. CAPITAL S.A., a corporation having an office at Casa del Sol, MJ19 Paseo Marino, Perla Marina, Sosua, Dominican Republic

(the "Lender")

WITNESSES THAT WHEREAS the Borrower has requested and the Lender has agreed to provide the Borrower with a secured non-revolving loan up to the aggregate principal amount of $5,000,000 (United States funds) for general working capital purposes on the terms and conditions set forth herein;

THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree each with the other as follows:

1.0      INTERPRETATION

1.1      Definitions

In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

"Agreement" means this agreement as amended and in effect from time to time;

"Date of Advance" means September 30, 2004, whether that date is before or after the date of execution of this Agreement or the date on which the Loan proceeds are actually advanced to the Borrower;

"Event of Default" has the meaning ascribed thereto in Clause 8.1;

"General Assignment Agreement" means an agreement in form satisfactory to the Lender pursuant to which the Borrower assigns to the Lender all accounts receivable of the Borrower, including insurance proceeds;

"Interest Rate" means nine percent (9%) per annum;

"Lender Priority Agreements" means one or more priority agreements in form satisfactory to the Lender evidencing the priority of the security interests contained in or created by the Security Documents over any and all other security interests in the property, assets and undertaking of the Borrower;

"Loan" means the secured non-revolving loan in the principal amount of $5,000,000 (United States funds) (or such greater amount as may be agreed in writing by the Lender from time to time) to be made by the Lender to the Borrower pursuant to this Agreement;

"Person" includes a corporation, an individual, a partnership, a joint venture, a trust, an unincorporated organization, and a government or any department or agency thereof;

"Permitted Encumbrances" means any security existing at the date of this Agreement and registered against the assets of the Borrower;

"Postponement Agreements" means postponement agreements in forms satisfactory to the Lender pursuant to which the Borrower and each director and officer of the Borrower postpones the payment of any indebtedness of the Borrower to any of them to the payment by the Borrower of its indebtedness to the Lender;

"Promissory Note" means a promissory note in form satisfactory to the Lender evidencing each advance in respect of the Loan, to be issued by the Borrower in favor of the Lender;

"Security Agreement" means one or more general security agreements in forms satisfactory to the Lender, to be made by the Borrower in favor of the Lender as security for all present and future indebtedness of the Borrower to the Lender and creating a general security interest in all of the Borrower's present and after-acquired personal property, as amended and in effect from time to time;

"Security Documents" means, collectively, the Security Agreement, the Promissory Note, the General Assignment Agreement, all Lender Priority Agreements, all Postponement Agreements, and such other documents and instruments as may be requested by the Lender from time to time to better secure payment of the Loan and accrued interest thereon.

1.2      Governing Law

This Agreement shall be governed by and be construed in accordance with the laws of the Province of British Columbia and Canadian federal laws applicable in the Province of British Columbia, and notwithstanding the jurisdictions of incorporation of the Borrower and the Lender, the parties hereto irrevocably attorn to the jurisdiction of the courts of the Province of British Columbia.

1.3      Severability

If any covenant, obligation or agreement contained herein or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder or this Agreement or the application of such covenant, obligation or agreement to such person or circumstance other than those to which it is held invalid or unenforceable, shall not be affected thereby and each covenant, obligation and agreement contained herein shall be separately valid and enforceable to the fullest extent permitted by law.

1.4      Gender

Wherever the singular or masculine or neuter is used throughout this Agreement the same shall be construed as meaning the plural or feminine or body corporate when the context or the parties hereto may require.

1.5      Currency

Any amounts expressed in United States funds in this Agreement must, together with interest accrued thereon, be repaid in United States funds.

1.6      Schedules

Each Schedule to this Agreement forms part hereof.

2.0      LOAN

2.1      Amount and Purpose of Loan

Subject to the terms and conditions hereof, the Lender will lend to the Borrower the principal amount of up to $5,000,000 (United States funds) for use by or on behalf of the Borrower for general working capital purposes approved by the Lender.

2.2      Availability of the Loan

The Loan proceeds will be advanced by the Lender to the Borrower in whole or in part from time to time as may reasonably be required by the Borrower for its legitimate business purposes, subject to execution and delivery of such of the Security Documents as the Lender may require, and subject to satisfaction of all conditions precedent set forth herein.

2.3      Principal

The principal balance of the Loan, together with all unpaid interest thereon, shall become due and payable and shall be paid in full forthwith upon demand made therefor by the Lender.

2.4      Interest

The Borrower will pay interest on the amount of the Loan outstanding from time to time both before and after each of demand, default and judgement, in accordance with the following provisions:

(a)	the Loan will bear interest at the Interest Rate;

(b)	interest will accrue from day to day on the basis of a year of 365 or 366 days, as the case may be;

(c)	interest will be payable when demand is made for payment of the Loan; and

(d)	if the Borrower fails to make any payment of interest when due, the Borrower will pay compound interest thereon computed on the last banking day of each month until paid.

2.5      Place of Payment

All payments to be made by the Borrower to the Lender hereunder will be made to the Lender at its address first set forth above or at such other place as the Lender may advise the Borrower from time to time in writing.

2.6      Prepayment

The Borrower shall have the right to prepay the principal balance of the Loan in whole or in part, together with any and all other monies due hereunder, without penalty or bonus at any time.

2.7      Acceleration

At the sole option of the Lender, the principal balance of the Loan together with all accrued and unpaid interest thereon and all other monies due hereunder shall become immediately due and payable upon the occurrence of an Event of Default.

3.0      LIABILITY

3.1      Lender May Grant Extensions

No obligation, liability or undertaking whatsoever of the Borrower, and no security whatsoever given by the Borrower hereunder or under any agreement, document or instrument delivered in connection with the Loan, shall be limited or affected by the granting of time, renewals, extensions, releases or discharges by the Lender to the Borrower.

3.2      Exhaustion of Remedies

The Lender shall not be bound to exhaust recourse against the Borrower prior to being entitled to payment from the Borrower.

3.3      Prohibition

Until all sums owing to the Lender by the Borrower under this Agreement have been paid in full, the Borrower shall not, without the prior written consent of the Lender, be entitled to, or assert or claim to have the benefit of, any right of set-off or counterclaim against the Lender.

4.0      COVENANTS OF THE BORROWER

4.1      General Covenants

The Borrower hereby covenants and agrees with the Lender that so long as the Loan or any part thereof remains outstanding, the Borrower will:

(a)	duly and punctually pay or cause to be paid to the Lender all amounts required to be paid to it pursuant to this Agreement on the day, at the place, in the monies and in the manner set forth herein;

(b)	duly observe and perform each and all of its covenants and agreements as set forth in this Agreement and in the Security Documents;

(c)	use the proceeds of the Loan only for the purposes specified in clause 2.1;

(d)
at all times maintain its corporate existence and carry on and conduct its businesses in a proper and efficient manner and will keep or caused to be kept proper books of account and will submit to the Lender within 140 days after the close of each fiscal year annual audited financial statements for such year and within 60 days of the completion of each quarter fiscal year unaudited financial statements in respect of such quarter; and

(e)
provide the Lender, within five (5) days of any written request from the Lender, with a full and complete list setting out all of the jurisdictions in which the Borrower carries on business and the jurisdictions in which "Collateral", as defined in the Security Agreement, is located.

4.2      Negative Covenants

The Borrower covenants and agrees that so long as the Loan or any part thereof remains outstanding, the Borrower will not, without the prior written consent of the Lender:

(a)	declare or pay or set aside for payment any dividend or otherwise make distribution with respect to its shares, or voluntarily purchase, redeem, acquire or retire any shares of any class;

(b)	lend money to or invest money in any person, whether by way of loan, acquisition of shares, acquisition of debt obligations or in any other manner whatsoever except in the ordinary course of business;

(c)	guarantee or otherwise become surety for or upon the obligations of others except in the ordinary course of business;

(d)	commence or in anyway become involved in, whether directly or indirectly or in conjunction with any other person, any new businesses not reasonably related to the current business of the Borrower.

5.0      REPRESENTATIONS AND WARRANTIES

5.1      Borrower's Representations and Warranties

The Borrower represents and warrants to the Lender as follows, which representations and warranties shall survive the execution and delivery of this Agreement and all instruments and agreements delivered pursuant hereto, and the advance of the Loan:

(a)	the Borrower has full power, authority, capacity and legal right to enter into and to perform this Agreement and all instruments and agreements delivered pursuant hereto;

(b)
the execution, delivery and performance of this Agreement and all instruments and agreements delivered pursuant hereto, have been duly authorized by all necessary corporate action on the part of the Borrower and will not violate any provision of the Borrower's constating documents or any agreement to which it is a party, and this Agreement and those Security Documents to which the Borrower is party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights and rules or laws concerning equitable remedies.

5.2      Lender's Representations and Warranties

The Lender represents and warrants to the Borrower as follows, which representations and warranties shall survive the execution and delivery of this Agreement and all instruments and agreements delivered pursuant hereto, and the advance of the Loan:

(a)	the Lender has full power, authority, capacity and legal right to enter into and to perform its obligations under this Agreement and all instruments and agreements delivered pursuant hereto;

(b)
the execution, delivery and performance of this Agreement and all instruments and agreements delivered pursuant hereto, have been duly authorized by all necessary corporate action on the part of the Lender and will not violate any provision of the Lender's constating documents or any agreement to which it is party.

6.0      SECURITY

6.1      Delivery

As security for, inter alia, repayment of the Loan and payment of interest thereon, the Borrower shall deliver or cause to be delivered to the Lender, duly executed by the Borrower:

(a)	a Promissory Note;

(b)	a Security Agreement;

(c)	such Lender Priority Agreements as may be required from time to time by the Lender;

(d)	such Postponement Agreements as may be required from time to time by the Lender; and

(e)
such further and other documents and instruments as the Lender may require from time to time to better secure the payment of the Loan, provided, however, that any such documents and instruments shall be consistent with the provisions of this Agreement.

6.2      The Lender may register any or all Security Documents at any time and in any jurisdiction, against any or all assets of the Borrower, without the consent of or notice to the Borrower.

7.0      CONDITIONS

Conditions Precedent to Obligations of Lender

7.1      The obligation of the Lender to advance the Loan or any part thereof is subject to the fulfillment of each of the following conditions precedent:

(a)	the representations and warranties contained herein and in any related agreements made in favor of the Lender shall be true and correct on and as at the Date of Advance;

(b)
the Borrower shall have issued, executed and delivered to the Lender, or caused to be issued, executed and delivered to the Lender, each of the Security Documents and such other documents and instruments as the Lender may reasonably require;

(c)
the Security Agreement and any other registerable Security Documents, or notice thereof, shall have been registered or recorded in all offices of public record in British Columbia and elsewhere necessary to maintain the validity and priority thereof subject to no prior liens, encumbrances or security interests save and except for Permitted Encumbrances as defined therein, provided that the Lender undertakes to file the appropriate UCC-1 Forms in the states which such filing is required, including the States of Nevada and Delaware. Until such time as the UCC-1 Forms are filed, the Lender understands that the security interests created have not been perfected;

(d)	the Lender shall have received certified copies of such resolutions of the directors of the Borrower authorizing the transactions contemplated herein as the Lender shall reasonably request; and

(e)
the Borrower and the Lender shall have obtained any and all consents, approvals or authorizations and made such filings as may be required in connection with the valid issue, execution, delivery and performance of this Agreement and the Security Documents.

The foregoing conditions precedent are for the sole benefit of the Lender and may be waived in full or in part by the Lender at any time.

8.0      DEFAULT

8.1      Events of Default

The Borrower shall be in default under this Agreement, unless waived in writing by the Lender, in any of the following circumstances (each of which is herein called an "Event of Default"):

(a)	if the Borrower fails to pay the Loan or any interest thereon forthwith upon demand for payment being made;

(b)
if the Borrower defaults in the performance or observance of any other term, condition or covenant contained herein or in the Security Documents or in any other agreement between the Lender and the Borrower and such default is not remedied within thirty (30) days' notice from the Lender to the Borrower specifying such default;

(c)
if any representation, warranty or statement made in this Agreement, the Security Documents or any certificate or other document delivered to the Lender pursuant to this Agreement is untrue or incorrect in any material respect;

(d)
the Borrower declares itself to be insolvent or admits in writing its inability to pay its debts generally as they become due, or makes an assignment for the benefit of its creditors, is declared bankrupt, makes or files a notice of intention to make a proposal or otherwise takes advantage of provisions for relief under the Bankruptcy and Insolvency Act, the Companies Creditors' Arrangement Act or similar legislation in any jurisdiction (including "Chapter 11" in the United States), or makes an authorized assignment;

(e)	a receiver, receiver and manager or receiver-manager of all or any part of the assets of the Borrower is appointed;

(f)	an order is made or an effective resolution is passed for winding-up the Borrower;

(g)	the Borrower proposes to dispose of all or substantially all of its assets and undertaking or ceases or threatens to cease to carry on all or a substantial part of its business;

(h)	an order of execution in excess of $10,000 against the assets of the Borrower or any part thereof remains unsatisfied for a period of 10 days;

(i)
without the prior written consent of the Lender, the Borrower creates or permits to exist any security interest in, charge, encumbrance, lien on or claim against any assets of the Borrower which ranks or could in any event rank in priority to or pari passu with any of the security interests created by the Security Documents, save and except for Permitted Encumbrances (as defined therein);

(j)
if, without the prior written consent of the Lender, there is any change or modification to any of the material terms of the Permitted Encumbrances other than a reduction of the obligations of the Borrower in respect thereof;

(k)
the holder of any other security interest, charge, encumbrance, lien or claim against any of the assets of the Borrower does anything to enforce or realize on such security interest, charge, encumbrance, lien or claim;

(l)	the Borrower enters into an amalgamation, merger, share exchange or other arrangement or compromise with any other person, or issues any securities other than common shares without par value; or

(m)
the Borrower fails to deliver to the Lender, forthwith after the advance of Loan proceeds, any Security Documents not delivered prior to the advance of the Loan proceeds, it being hereby acknowledged by the Borrower that if the Loan proceeds are advanced prior to execution, delivery and registration of all Security Documents, the Borrower will have a continuing obligation to use its own best efforts to have such Security Documents executed, delivered and, where appropriate, registered.

8.2      Waiver not to Affect Subsequent Breach

The Lender may waive non-performance, default or any breach by the Borrower hereunder. No waiver shall extend to a subsequent non-performance, breach or default, whether or not the same as or similar to the non-performance, breach or default waived. No act or omission of the Lender shall extend to or be taken in any manner whatsoever to affect any subsequent breach or default of the Borrower or the rights of the Lender resulting therefrom. Any such waiver must be in writing and signed by the Lender to be effective. Notwithstanding any other provision of this Agreement, it is acknowledged and agreed by the Borrower that if Lender advances Loan proceeds prior to satisfaction of each of the conditions precedent set forth in clause 7.1, such conditions will not be or be deemed to have been waived, but will become covenants to be performed by the Borrower forthwith following the advance of Loan proceeds without further notice from the Lender or action on the part of the Lender, and any failure on the part of the Borrower to perform such obligations will be deemed to be an Event of Default for the purposes of clause 8.1(m) .

9.0      GENERAL

9.1      Proof of Indebtedness

The records of the Lender as to the amount outstanding hereunder, or as to payment of any money payable hereunder or any part thereof being in default or of any demand for payment having been made shall be prima facie proof of such fact.

9.2      Waiver or Modification

No failure or delay on the part of the Lender in exercise of any power or rights hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power preclude any other right or power hereunder. No amendment, modification or waiver of any condition of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing signed by the Lender and nothing contained in this Agreement may be varied, modified, abrogated, altered or compromised except by written agreement of all parties.

9.3      Time of Essence

Time shall be of the essence hereof.

9.4      Expenses

The Borrower shall be liable to pay and will pay, forthwith upon a request for same, all costs, charges and expenses (including legal fees and disbursements on a solicitor and own client basis) paid or incurred at any time or from time to time by the Lender for or in respect of the negotiation of the terms and conditions of the Loan, the preparation of this Agreement and the Security Documents, the carrying out of any and all actions contemplated by this Agreement and the Security Documents, and for and in respect of any and all acts, actions and proceedings (including legal proceedings) for the exercise, enforcement or preservation of any of its rights, remedies or recourse hereunder and under the Security Documents or the payment or other satisfaction of the Loan.

9.5      Assignment

The Borrower shall have no right to assign or transfer its rights hereunder without the prior written consent of the Lender. The Lender may assign or transfer any or all of its rights or interest hereunder or under the Security Agreements without the prior written consent of the Borrower, provided that no such assignment shall be effective against the Borrower until the Lender gives notice of such Assignment to the Borrower.

9.6      Appropriation of Monies Received

The Lender may upon the occurrence and during the continuance of an Event of Default appropriate any monies received by it from the Borrower or from any security held by the Lender in or toward payment of such of the obligations of the Borrower as the Lender may see fit.

9.7      Non-Merger

The taking of any action or dealing whatsoever by the Lender in respect of the Borrower or any security held by the Lender shall not operate as a merger of any of the obligations of the Borrower to the Lender or in any way suspend payment or affect or prejudice the rights, remedies and powers, legal or equitable, which the Lender may have in connection with such obligations, and the surrender, cancellation dealing with the said security or any part thereof shall not release or affect the obligations of the Borrower or prejudice any other part of the said security.

9.8      Notices

Any demand, request, notice or consent to be given under this Agreement shall be in writing and shall be given by delivering or telecopying the same addressed to the addresses of the parties first set out above or such other addresses as may be given in writing by one party to the other. Any such demand, request, notice or consent sent as aforesaid shall be deemed to have been received by the party to whom it is addressed upon delivery, if delivered, and when transmitted, if sent by telecopier or other like medium of transmission and actually received.

9.9      Further Assurances

Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and to do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

9.10     Entire Agreement

The provisions herein contained constitute the entire agreement between the parties and supersede all previous communications, representations and agreements whether verbal or written between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day first set forth above.

IMAGE INNOVATIONS HOLDINGS INC. \s\ Derick Sinclair Derick Sinclair Authorized Signatory	H.E. CAPITAL S.A. \s\ Richard Smith Richard Smith Authorized Signatory